UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2025

PERMIAN BASIN ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Texas	1-8033	75-6280532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company 3838 Oak Lawn Ave. Suite 1720 Dallas, Texas 75219
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (855)-588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 27, 2025, Permian Basin Royalty Trust (the “Trust”) issued a press release announcing that Argent Trust Company, as trustee (“Trustee”) of the Trust, filed a Second Amended Petition on May 23, 2025, in connection with its lawsuit against Blackbeard Operating, LLC (“Blackbeard”), the operator of the of properties in the Waddell Ranch, in Crane County, Texas, in which the Trust holds a 75% net overriding royalty. Pursuant to the Second Amended Petition, the Trustee seeks to recover more than $9 million in damages to the Trust it alleges result from Blackbeard’s failure to properly calculate and pay royalties due and owing to the Trust.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 27, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN BASIN ROYALTY TRUST

Date:	May 27, 2025	By:	ARGENT TRUST COMPANY, TRUSTEE

		By:	/s/ Jana Egeler
Jana Egeler Vice President and Trust Administrator